UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 8, 2009
BERNARD CHAUS, INC.
(Exact Name of Registrant as Specified in Charter)

New York	1-9169	13-2807386
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

530 Seventh Avenue
New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)
(212) 354-1280
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 8, 2009, David Stiffman was named Chief Financial Officer of Bernard Chaus, Inc. (the “Company”). While serving in this capacity, Mr. Stiffman will continue to serve as a Director and as the Company’s Chief Operating Officer. Mr. Stiffman replaces Barton Heminover, who agreed to step down from his position as Chief Financial Officer effective December 8, 2009. Mr. Heminover will remain with the Company in an advisory position through February of 2010.
Mr. Stiffman, 53, was appointed a director of the Company on April 13, 2009, and has served as the Company’s Chief Operating Officer since December, 2007. He has over 25 years of industry experience. Most recently, from June 1997 to November 2007, he was employed by Liz Claiborne, Inc. as a Vice President in a variety of financial, strategy and business development (M&A) and operating roles. He currently serves as a member of the Advisory Board of StyleHop Corp.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BERNARD CHAUS, INC.
By:	/s/ Josephine Chaus
Josephine Chaus
Chairwoman of the Board and Chief Executive Officer

Date: December 9, 2009